UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  March 26, 2012

PAR Technology Corporation

(Exact name of registrant as specified in its charter)

Delaware	1-09720	16-1434688
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

PAR Technology Park, 8383 Seneca Turnpike, New Hartford, New York 13413-4991
 (Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code:  (315) 738-0600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐           Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐           Soliciting material pursuant to rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐           Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act
(17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Item 5.02(b)

Retirement of Dr. Paul D. Nielsen as Director

On March 22, 2012, the Nominating and Corporate Governance Committee of the Board of Directors of PAR Technology Corporation (the “Company”) received notice from Dr. Paul D. Nielsen of his decision to not stand for re-election and to retire from his position as a Director of the Company, effective as of the Company’s Annual Meeting scheduled for June 7, 2012.

A copy of the press release dated March 26, 2012 announcing Dr. Nielsen’s retirement is attached as Exhibit 99.1 hereto and is incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits

99.1	Press Release of PAR Technology Corporation dated March 26, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

PAR TECHNOLOGY CORPORATION
(Registrant)

Date: March 26, 2012	/s/Ronald J. Casciano
Ronald J. Casciano
Vice President, Chief Financial Officer, Treasurer and Chief Accounting Officer

EXHIBIT INDEX

Exhibit Number	Description
99.1	Press Release dated March 26, 2012.

Exhibit 99.1	Press Release dated March 26, 2012.

FOR RELEASE:	NEW HARTFORD, NY, March 26, 2012
CONTACT:	Christopher R. Byrnes (315) 738-0600 ext. 6226 cbyrnes@partech.com, www.partech.com

PAR Technology Corporation Announces

Retirement of Dr. Paul D. Nielsen from Board of Directors

NEW HARTFORD, N.Y.-- March 26, 2012--PAR Technology Corporation (NYSE: PAR) today announced Dr. Paul D. Nielsen will retire from the Board of Directors effective at the upcoming Annual Shareholders’ Meeting on June 7, 2012.

Commenting on Dr. Nielsen’s retirement, Paul B. Domorski, PAR’s Chairman of the Board, Chief Executive Officer and President, stated, “PAR Technology’s shareholders have benefited from the unique perspective and insights Paul Nielsen brought as a Director.  He is a remarkable man, with an extraordinary record of accomplishment, and has contributed a great deal to the development and implementation of PAR Technology’s focused strategy.  My colleagues join me in thanking him for his service and in wishing him the very best in his ongoing role leading the Software Engineering Institute at Carnegie Mellon University.”

PAR Technology also announced today the intention of the Board of Directors to reduce the number of Directors from seven to five and to recommend Sangwoo Ahn be reelected as a Director for a customary three year term.  Details will be set forth in PAR Technology’s Annual Proxy Statement, which the Company intends to file, on Schedule 14A, with the Securities and Exchange Commission on or about April 26, 2012.

About PAR Technology Corporation

PAR Technology Corporation's stock is traded on the New York Stock Exchange under the symbol PAR.  PAR’s Hospitality segment has been a leading provider of restaurant and retail technology for more than 30 years.  PAR offers technology solutions for the full spectrum of restaurant operations, from large chain and independent table service restaurants to international quick service chains.  PAR also offers hotel management systems that provide a complete suite of powerful tools for guest management, recreation management, and timeshare/condo management.  PAR provides the spa industry a leading management application that was specifically designed to support the unique needs of the resort spa and day spa markets, a rapidly growing hospitality segment.  PAR solutions also can be found in retailers, cinemas, cruise lines, stadiums and food service companies.  PAR provides technology solutions to the Department of Defense and other federal agencies to address evolving intelligence, surveillance, and reconnaissance needs, as well as being a leading provider of military communications support services. Visit www.partech.com for more information.

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